Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. ANNOUNCES COMPLETION OF PUBLIC OFFERING

OF APPROXIMATELY $1.097 BILLION OF MORTGAGE BACKED SECURITIES

ATLANTA, February 24, 2005, – HomeBanc Corp. (NYSE : HMB ) (“HomeBanc” or the “Company”) announced today the completion on February 23, 2005, of a public offering through HomeBanc Mortgage Trust 2005-1 (the “Trust “) of approximately $1.093 billion of notes (the “Notes”) backed by adjustable rate, residential first mortgage loans. The approximate amount of each class of Notes sold to the public, together with the interest rate and credit ratings for each class granted by Moody’s and S&P, respectively, are set forth below:

Class	Approximate Principal Amount	Interest Rate Formula (all 1-Month LIBOR)	Ratings by Moody’s / S&P
A-1	$848,625,000	LIBOR plus 0.25%	Aaa / AAA
A-2	$109,783,000	LIBOR plus 0.31%	Aaa / AAA
M-1	$21,957,000	LIBOR plus 0.46%	Aa1 / AA+
M-2	$30,190,000	LIBOR plus 0.49%	Aa2 / AA+
M-3	$11,527,000	LIBOR plus 0.52%	Aa3 / AA
M-4	$10,978,000	LIBOR plus 0.70%	A1 / AAM-
M-5	$24,701,000	LIBOR plus 0.75%	A2 / A
M-6	$12,076,000	LIBOR plus 0.80%	A3 / AB-
B-1	$12,076,000	LIBOR plus 1.25%	Baa1 / BBB+
B-2	$12,076,000	LIBOR plus 1.30%	Baa2 / BBB

HMB Acceptance Corp., a HomeBanc subsidiary, acquired approximately $3.8 million of notes representing the equity interest in the Trust.

The Trust includes $1.097 billion of adjustable rate, residential first mortgage loans originated by HomeBanc’s subsidiary, HomeBanc Mortgage Corporation. Approximately 81.1% of the total portfolio consists of mortgage loans where the borrower pays interest, in some cases after an initial fixed-rate period of six months or three, five, or seven years, based on the six-month LIBOR rate plus margin.

HomeBanc will treat the Notes issued by the Trust and held by the public as debt for federal income tax purposes.

The Notes were sold by Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., as underwriters.

Kevin D. Race, HomeBanc Corp.’s president, chief operating officer and chief financial officer commented, “This is the third successful public offering of mortgage backed securities completed by the Company since going public in July 2004. This financing and leverage construct supports our overall business model as we continue to grow our mortgage portfolio.”

Debra F. Watkins, HomeBanc’s executive vice president of capital markets, stated, “We are extremely pleased with the results of the first securitization completed under HomeBanc’s securitization shelf registration statement. This transaction is consistent with our strategy of originating and retaining high quality, adjustable rate loans and match funding such loans with securitized debt. We expect the HomeBanc Mortgage Trust 2005-1 transaction to be one of several securitized financings HomeBanc completes in 2005 via our securitization shelf registration statement.”

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. For more information about HomeBanc Corp., HomeBanc Mortgage Corporation or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and size of the Company’s individual future securitization transactions. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, those described in the Company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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